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Exhibit 10.18

LEASE

BY AND BETWEEN

WINDMILL DURANGO OFFICE II, LLC

AS "LANDLORD"

and

ALLEGIANT AIR, LLC

AS "TENANT"

DATED AS OF JUNE 23, 2008

LAS VEGAS, NEVADA

APN: 176-16-210-001

Triple Net Lease (NNN)

 OFFICE SPACE

LEASE AGREEMENT

        This Office Space Lease Agreement ("Lease") is made between the Landlord and Tenant hereinafter identified in Sections 1.2 and 1.3 hereof, respectively, and constitutes a lease between the parties of the "Premises" as identified in Section 1.6 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth by basic lease provisions. The Premises are located within the Building and Project described in Section 1.5. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined below).

ARTICLE 1
BASIC LEASE PROVISIONS

        The following are certain Lease provisions, which are a part of and, in certain instances, referred to, in subsequent provisions of this Lease:

SECTION 1.1 DATE OF LEASE:	June 23rd, 2008
SECTION 1.2 LANDLORD:	WINDMILL DURANGO OFFICE II, LLC
SECTION 1.3 TENANT:	ALLEGIANT AIR, LLC
SECTION 1.4 TENANT'S TRADE NAME:	ALLEGIANT AIR
SECTION 1.5 PROJECT/BUILDING:
The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at , Las Vegas, Nevada and further described at Exhibit "B" as "Two Story Office 2". The Project is known as Durango Commons. (See Section 2.1)
SECTION 1.6 PREMISES:	Suite/Space No. containing approximately 10,000 Rentable square feet of floor area ( Useable square feet). (See Exhibit A-1 and Section 2.2)
SECTION 1.7 TERM:	120 months from the Lease Commencement Date ("Expiration Date"). (See Section 3.1)
SECTION 1.8 COMMENCEMENT DATE:
Lease Commencement Date: (subject to Section 4.1 below) is Approximately May 1, 2009, and the Expiration Date Is Approximately April 30, 2019. Lease Commencement Date shall occur when a Certificate of Occupancy (C. of 0.) is issued for the Premises.

	Tenant expressly agrees, and this Lease is made upon the express condition, that Landlord shall not be liable, responsible, or in any way accountable to Tenant, Tenant's agents, employees, servants, customers or invitees, or to any person whoever, for any loss incurred by Tenant or its business due to any delays incurred in occupying the Premises. However, Landlord expressly agrees that Tenant will not be responsible for rent until the actual Lease Commencement Date.
SECTION 1.9 TENANT'S PRO RATA SHARE:
	%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building. The total Rentable Area of the Building is 56,308 Rentable square feet.
SECTION 1.10 BASE RENT AND ESCLATIONS:	The initial Base Rent shall be $1.98 per Rentable sq. ft., per month (NNN).
	The Base Rent shall be increased as follows:
	Lease Year	Rental Rate Per Square Foot Per Month (NNN)	Monthly Installments of Base Rent
	1	$1.98
	2	$2.13
	3	$2.19
	4	$2.26
	5	$2.33
	6	$2.40
	7	$2.47
	8	$2.54
	9	$2.62
	10	$2.70
SECTION 1.11 CAM/Operating Expenses	Triple Net (NNN) to Tenant
SECTION 1.12 SECURITY DEPOSIT:	$19,800 (See Sections 7., 7.2 and 7.3) Which shall be deposited with Landlord upon receipt of building permit.
SECTION 1.13 PERMITTED USE:	General office use and all related uses thereto and for no other use or purpose. (See Section 12.1)
SECTION 1.14 GUARANTOR(S):	N/A. (See Section 18.3)
	Premises shall be built as a "turn key" for Tenant as per Landlord's plans and as described generally in Exhibit "D."

SECTION 1.15 TENANT'S IMPROVEMENT ALLOWANCE:	Tenant shall also receive from Landlord the total sum not to exceed $225,000 to be used as an allowance for Tenant's Work as described generally in Exhibit "D", to be released pursuant to Landlord's construction control procedures.
SECTION 1.16 BROKER(S):	Landlords:
JEFF SUSA 3275 South Jones Blvd., #105 Las Vegas, NV 89146
Tenants:
None.
(See Section 31.5)
SECTION 1.17 ADDRESSES FOR NOTICES AND REPORTS:	Landlord: WINDMILL DURANGO OFFICE II, LLC 3275 South Jones Blvd., #105 Las Vegas, NV 89146
Tenant: Allegiant Air, LLC 3301 N. Buffalo, Suite B-9 Las Vegas, Nevada 89129
with a copy to:
Robert B. Goldberg, Esq. Ellis Funk, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305
SECTION 1.18 LANDLORD'S ADDRESS FOR RENT PAYMENTS:	WINDMILL DURANGO OFFICE II, LLC 3275 South Jones Blvd., #105 Las Vegas, NV 89146
SECTION 1.19 BUILDING HOURS:	Monday through Friday 7:00 a.m. to 6:00 p.m. and Saturday 7:00 a.m. to 1:00 p.m.

SECTION 1.20 PARKING:	Tenant shall be permitted to park cars (based upon a ratio of 5:1,000 per rentable square feet) on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. No charges may be imposed for guest parking during the initial or any renewal term of the Lease assuming such parking is non-exclusive and uncovered.
Covered parking will be made available at a cost of $40.00 or the prevailing market rate per space, per month. Location and exact number of spaces is to be determined. (See Section 8.4)
SECTION 1.21 RENTABLE AREA
As to both the Premises and the Project, the respective measurements shall be calculated according to the BOMA Method of measurement in effect at the time of execution of this Lease (subject to adjustment as described in Section 2.2 below).
SECTION 1.22 TENANT'S FIRST ADJUSTMENT DATE	Twelve (12) months from the Lease Commencement Date set forth in Section 1.8 above. (See Section 1.10)
SECTION 1.23 RENT ABATEMENT	Six (6) Months from the Lease Commencement Date. This rent abatement shall only apply to Base Rent. Payment of CAM/Operating Expenses shall nevertheless commence on the Lease Commencement Date.
SECTION 1.24 EXPENSE STOP (if applicable):	N/A
SECTION 1.25 INDEX: (if applicable):	N/A
SECTION 1.26 ADDENDUMS	Addendum(s) Numbered I: are attached hereto and incorporated herein.

ARTICLE 2
GRANT

        2.1    Protect.    The Project consists of the real property and those buildings and improvements shown on the site plan ("Site Plan") attached hereto as Exhibit "B" and constructed or to be constructed on the real property. The Site Plan sets forth the general layout of the Project and the approximate location of the Building and the Premises within the Project, but is for informational purposes only and does not constitute a warranty, representation, or agreement of any kind on the part of Landlord. Landlord reserves the right, for itself and for the underlying Lessor, if any, without incurring any liability to Tenant and without altering in any way Tenant's obligations under this Lease, to (i) change the tenant mix of the Project without prior notice, (ii) increase, reduce, or change the size, height, or layout of the Project or any part thereof, including without limitation the right not to construct any proposed improvements or portion of the Project which may or may not be shown on the Site Plan and the right to change the parking plan, and/or parking ratios (provided however, the Tenant's parking ratio shall not be changed without the Tenant's prior written consent, which shall not be unreasonably withheld) or to construct new buildings and structures in the Project and to remove and replace existing buildings, tenants and structures in the Project, and (iii) make alterations to and build additional stories on the building in which the Premises are located, and to construct other buildings and improvements in the Project, including any modifications of the Common Area (as hereafter defined). Tenant hereby consents to the exercise by Landlord of the rights set forth in this paragraph and agrees that the exercise of such rights by Landlord or by the underlying lessor, if any, shall not diminish Tenant's obligations under this Lease. Notwithstanding the above to the contrary, no changes to the Project shall: (a) materially affect the conduct of the Tenant's business therein; or, (b) impose any additional obligations on, or restrict the rights of, the Tenant.

        2.2    Premises.    Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Section 1.6 for the Term (as defined in Article 3) and pursuant to all of the terms, covenants and conditions contained herein. The Premises are being leased to Tenant subject to covenants, restrictions and easements of record. Landlord reserves the right to use the exterior walls, floor, and roof in, above and below the Premises, and retains the right to install, maintain, use, repair, and replace structural elements and utility equipment, including, but not limited to, pipes, ducts, conduits, wires, and appurtenant fixtures in, under, over, and through the Premises, in locations that will not materially interfere with Tenant's use of the Premises. Landlord and Tenant agree that the square footage of the Premises is subject to verification by Landlord's architect or space planner. The square footage of the Premises shall be determined in accordance with the Standard Building Owners and Manager's Association ANSI-Z65.1 (1996). If the amount of rentable square footage of the Premises shall differ from the approximate amount set forth in Section 1.6 of this Lease, then the Base Rent, Security Deposit, Tenant's Prorate Share, and any other amounts and percentages appearing in this Lease, which are based upon the square footage of the Premises, shall be proportionately adjusted. Upon determination of the square footage of the Premises, Landlord and Tenant shall confirm the same in a written amendment to this Lease.

        2.3    Common Area.    The term "Common Area" means without limitation parking areas (Including parking decks), roadways, pedestrian sidewalks, truckways, loading docks for use by more than one tenant, delivery areas, landscaped areas, roofs, elevators and escalators and stairs not contained in leased areas, service, fire and exit corridors, passageways, common restrooms and all of the areas or improvements which may, at the commencement of the Term hereof and at any time during the Term, be provided upon the Project/Building, for the convenience and use of the tenants of the Project and their respective subtenants, agents, employees, customers, invitees and any other licensees of Landlord. All Common Areas and facilities which Tenant may be permitted to use and occupy for Tenant's purposes, shall be used and occupied under a revocable license for the term of this Lease.

ARTICLE 3
TERM

        3.1    Term.    The Term of the Lease ("Term") shall commence upon the Lease Commencement Date and shall expire, unless sooner terminated in accordance with this Lease, upon the Expiration Date. Following the Lease Commencement Date, upon Landlord's request, Tenant shall promptly execute and deliver a "Memorandum of Lease Commencement" in the form attached hereto as Exhibit "C", which shall specify the Lease Commencement Date and the Expiration Date. If Tenant fails to so execute or deliver a Memorandum of Rent Commencement, such failure shall not affect Tenant's obligation to commence paying rent upon the occurrence of the Lease Commencement Date. If the Lease Commencement Date occurs on a day other than the first day of a calendar month, the monthly installment of Base Rent for the first fractional month shall be equal to one-thirtieth (1/30) of the monthly installment of Base Rent for each day from the Lease Commencement Date to the end of the partial month.

        3.2    Holding Over.    This Lease shall terminate without further notice upon the Expiration Date and any holding over by Tenant after the Expiration Date shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when signed in writing, by both parties. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly Base Rent shall be one hundred twenty-five percent (125%) of the last monthly rental installment.

        If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claims made by any succeeding tenant relating to such failure to surrender provided that Tenant has received sixty (60) days advance notice of any succeeding tenant. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to, and do not affect, Landlord's right to re-entry or any other rights of Landlord under this Lease or at law.

ARTICLE 4
POSSESSION

        4.1    Delivery of Possession.    If for any reason Landlord does not deliver possession of the Premises to Tenant by the Lease Commencement Date as set forth in Section 1.8 above, Landlord and Tenant agree to execute a written addendum to this Lease within ten (10) days of Delivery of Possession extending the Expiration Date for the length of the delay. Landlord shall not be subject to any liability for such failure to deliver possession and the validity of this Lease shall not be impaired, but Base Rent shall be abated until Delivery of Possession; except that if Landlord's failure to so deliver possession on the Lease Commencement Date is attributable to: (i) Tenant's delays in the reasonable approval or preparation of plans and specifications for improvements, (ii) unreasonable delays caused by the Tenant's contractors or agents in performing services for which Tenant is responsible, or (iii) Tenant's negligence or willful misconduct ("Tenant Delays"), then Landlord shall be entitled to full performance by Tenant (including the payment of all forms of rent) from the Lease Commencement Date. "Delivery of Possession" shall be deemed to occur on the date Landlord substantially completes Landlord's Work as set forth in Exhibit "D" hereto. If Landlord permits Tenant to enter into possession of the Premises before the Lease Commencement Date, such possession shall be subject to the provisions of this Lease. By entry hereunder, Tenant shall be deemed to have accepted the Premises (except for minor items of work and minor adjustments that can be completed after occupancy of the Premises without causing undue interference with Tenant's reasonable use of the Premises [i.e., so called "punchlist" items]) as being in good and sanitary order, condition and repair, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto as to all matters disclosed thereby and by any exhibits attached hereto. Landlord shall use its reasonable efforts to complete the punchlist Items as quickly as reasonably possible. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. Tenant shall have access to the Building through all public entrances during the Building Hours. After Building Hours Tenant shall be allowed access through those entrances designated by the Landlord as after-hour entrances by means of cards or keys provided by Landlord for such purpose.

ARTICLE 5
CONSTRUCTION

        5.1    Tenant's Construction.    Tenant shall commence the installation of fixtures, equipment and any other Tenant's Work as set forth in Exhibits "D," if any, promptly upon substantial completion of Landlord's Work and Tenant shall diligently pursue such installation and work to completion. All of Tenant's Work shall be at Tenant's sole cost and expense pursuant to plans and specifications which meet Landlord's reasonable approval. Tenant shall provide its own trash container(s) as needed for containment and removal of construction debris from Tenant's Work and Tenant shall remove said trash containers prior to opening for business. The location of the trash containers shall be reasonably designated by Landlord. During the Tenant improvement period, Tenant and its contractor, if any, shall keep the Project free of all construction and related debris. Prior to opening for business, Tenant shall remove all construction and related debris from the Premises and the Project, and all such areas shall be left in a broom clean condition. Tenant's contractor shall name Landlord as an additional insured on contractor's insurance policies. All Tenant's Work shall be undertaken and completed in a good, workmanlike manner, and Tenant shall obtain all necessary governmental permits, licenses and approvals with respect thereto and shall fully comply with all covenants, conditions and restrictions of record, governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant's employees, agents or contractors, shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project.

        5.2    Landlord's Construction.    Landlord shall deliver to Tenant, and except as specifically provided herein, Tenant agrees to accept from Landlord, possession of the Premises upon substantial completion of Landlord's Work as described in Exhibit "D," in addition to (and not in lieu of) Landlord's obligations under this Lease, Landlord hereby represents and warrants ("Landlord's Warranty") that the Tenant Improvements shall be free from defects in workmanship and materials for a period of twelve (12) months after the date that such Tenant Improvements are Substantially Complete. If Tenant notifies Landlord of any such defects within such twelve (12) month period, then Landlord, at its expense, will repair or cause to be repaired (unless caused or changed in condition by Tenant prior thereto), the defects as soon as practicable and shall use reasonable efforts to repair the defects with minimal disruption and interference to Tenant's use of the Premises. At any time after the expiration such twelve (12) month period, Landlord will promptly, upon written request of Tenant, assign to Tenant (to the extent assignable and without warranty or representation by Landlord) all rights which Landlord may have under the contract for the construction of the Tenant Improvements against the contractor respecting defects in workmanship and materials.

ARTICLE 6
RENT

        6.1    General Provisions.    As used herein, "rent" or "Rent" shall mean Base Rent and Additional Rent, all as hereinafter defined. Unless provided herein to the contrary, Tenant shall pay all rent to Landlord in advance on or before the first day of each month of the Term at the address provided in

Section 1.18 hereof, commencing on the Lease Commencement Date (payment of the 1st month's rent), and continuing until the Expiration Date, All rent shall be paid, to Landlord, in lawful money of the United States of America without demand therefor, and without deduction, offset or abatement (subject to Section 1.23) of any kind. Rent for any partial month, including any month adjusted pursuant to Section 3.1 hereof, shall be prorated on the basis of a thirty (30) day month. Upon the execution of this Lease, Tenant shall pay to Landlord the sum equal to the first full monthly installment of Base Rent. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

        6.2    Base Rent.    Subject to Section 6.3, Tenant shall pay Landlord as fixed rent ("Base Rent") during the Term of this Lease, the sum set forth in Section 1.10 hereof, which sum shall be payable by Tenant, monthly, on or before the first day of each month, in advance.

        6.3    Additional Rent.    All other charges or payments of whatever nature required to be paid by Tenant to Landlord under this Lease, except Base Rent, including without limitation Operating Expenses/CAM charged and the Exhibits attached hereto, shall be referred to as "Additional Rent". Base Rent and monthly Operating Expenses/CAM fees shall be paid in the manner specified in Section 6.2; all other charges or whatever kind required to be paid by Tenant under this Lease, including the Exhibits attached hereto, shall, unless otherwise specified, be due and payable ten (10) days after demand, without any deductions or set-off whatsoever, except as expressly provided in this Lease, in the manner and at the place where Base Rent is payable.

        6.4    Rent Control.    If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

        6.5    Increases to Base Rent.    See Section 1.10

ARTICLE 7
SECURITY DEPOSIT

        7.1    Security Deposit.    Concurrently with Landlord obtaining a building permit, Tenant shall deposit with Landlord the Security Deposit ("Security Deposit") specified in Section 1.12. Landlord shall hold the Security Deposit as security for Tenant's faithful performance of all the terms, covenants, and conditions of this Lease. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds. Subject to Landlord's right hereunder to apply the Security Deposit in accordance with this Article, the parties acknowledge that the Security Deposit does not cover any rent or Operating Expenses hereunder. The retention or application of such Security Deposit by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity.

        7.2    Use of Security Deposit.    If Tenant breaches or fails to perform any of Tenant's obligations under this Lease, Landlord shall have the right, but not the obligation, to use or retain all or any part of the Security Deposit to cure the breach or failure of performance, and to compensate Landlord for any damages sustained by Landlord, including but not limited to payment of: (i) delinquent rent;

(ii) interest on delinquent rent; (iii) late charges on delinquent rent; (iv) the cost of performing any of Tenant's obligations under this Lease; (v) the cost of repairing damages to the Premises or Project; (vi) the cost of cleaning, maintaining, repairing, restoring or reletting the Premises; (vii) attorneys' and accountants' fees and disbursements and court costs; (viii) brokerage commissions and finders' fees; and, (ix) interest on any and all of the above at the lower of (x) the so-called "Prime Rate" published in The Wall Street Journal, as the same may change from time to time, plus two percent (2%), or (y) sixteen percent (16%) per annum, but in no event at a rate higher than that permitted by applicable law ("Remedy Rate") from the date due until paid; provided, however, that retention of all or any part of the Security Deposit shall not affect Tenant's obligations under this Lease or Landlord's other rights and remedies provided at law, in equity, or under this Lease. If any portion of the Security Deposit is used as provided for in this Section, then within five (5) days after written demand by Landlord, Tenant shall deposit with Landlord sufficient cash to restore the Security Deposit to its original amount. Tenant's failure to make this deposit shall be a default under this Lease.

        7.3    Refund and Transfer.    If Tenant shall have fully and faithfully performed all of Tenant's obligations under this Lease (or upon the earlier termination without Tenant's fault) and after Landlord has inspected the Premises, has cleaned and repaired any damage, and has received invoices for such repair or cleaning costs, if any, then Landlord shall return the Security Deposit or any balance thereof to Tenant. Landlord may transfer the Security Deposit, or that portion remaining after any deduction, to Landlord's successor-in-interest and shall upon such transfer be discharged from any further liability with respect to such Security Deposit.

ARTICLE 8
USE AND MAINTENANCE OF THE COMMON AREAS

        Landlord hereby grants to Tenant, the nonexclusive use of the Common Area in common with Landlord and with all others for whose convenience and use of the Common Area has been or may hereafter be provided by Landlord or by the owners of common areas not within the Project; subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord or the owner of such other common areas. In no event, however, shall Tenant, its agents or employees, use the Common Area for the display, promotion or sale of merchandise. The Common Area shall be used and maintained pursuant to the following terms:

        8.1    Maintenance of Common Area.    Except for certain items to be maintained by Tenant as stated herein, Landlord, during the Term, will maintain the Common Area in good condition and repair.

        8.2    Landlord's Control Over Common Area.    Landlord shall at all times have the exclusive control and management of the Common Areas of the Building and Project. Landlord shall have the right from time to time to employ personnel; establish, modify and enforce reasonable rules and regulations; construct, maintain and operate lighting facilities; police the Common Areas and facilities; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by Tenant, its officers, agents and employees to employee parking areas within the Project; to temporarily close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any interest therein by any person or the public; temporarily close all or any portion of the parking areas or facilities to discourage non-customer parking; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants of the Building or Project, their employees, invitees and customers.

        8.3    Compliance with Landlord's Rules and Regulations.    Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "F" ("Rules and Regulations") and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make provided said additions/modifications are reasonable and are uniformly applied to all tenants, Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project, but shall nevertheless apply and enforce said Rules and Regulations equitably to all tenants.

        8.4    Parking.    Landlord shall cause to be maintained, automobile parking areas within the Project for the benefit and use of the visitors and patrons and employees of Tenant, and other tenants and occupants of the Project, subject to any and all conditions as set forth in this Lease. The parking areas shall include the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall determine the nature and extent of the parking areas and make such changes which, in its opinion, are in the best interests of all persons using the parking area. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord. Landlord shall also have the right to establish, amend, and enforce against all users of the parking areas reasonable rules and regulations as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the parking area. Tenant shall hold harmless Landlord and defend Landlord, its agents and employees against any and all claims of the employee and/or owner of the vehicle towed hereof respectively.

        8.5    No Obstruction.    Tenant shall not obstruct any portion of the Common Area without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, by placing or allowing any item on it, including without limitation, signs, banners, displays, merchandise or other materials, except as expressly permitted by this Lease, the Rules and Regulations or Landlord in writing.

        8.6    Operating Expenses.    "Operating Expenses" (sometimes referred to as "CAM") shall mean all costs and expenses of every kind and nature, including a 3% Management Fee incurred or paid by Landlord (calculated as 3% of all Rent), and including but not limited to the following:

          (i)  In operating, equipping, policing and protecting, lighting, heating, air conditioning, providing sanitation and other services, insuring (including self insurance and the payment of deductible amounts under insurance policies), repairing, replacing and maintaining the (a) Common Area, including any parking decks and connectors, (b) all buildings and roofs within the Project, and (c) all other areas, facilities and buildings and vertical transportation facilities.

         (ii)  For all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (a) real property taxes or assessments levied or assessed against the Building or Project, (b) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (c) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Operating Expenses.

        (iii)  For all sums expended in connection with the Building and Project for all general maintenance and repairs; "S.I.D." fees; relocation of facilities; resurfacing; painting; striping; re-striping; cleaning; sweeping and janitorial services; maintenance and repair of sidewalks, curbs, Building and Project signs, landscaping, irrigation or sprinkling systems; planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; all roof repairs and maintenance including but not limited to patching, resurfacing and preventative maintenance and painting or renovation of the exterior portion of all or any part of the improvements constructed on the Building and Project; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems; all cost or expense incurred by reason of any repairs or modifications to the Building and Project and/or its improvements and/or for repair or installation of equipment for energy or safety purposes; personnel to implement such services including, if Landlord deems necessary, the cost of a maintenance supervisor and/or the cost of security guards; all costs and expenses pertaining to a security alarm system for the tenants and/or Building and Project; all costs, expenses, taxes and/or surcharges levied or imposed upon or against the Building and Project, parking spaces or areas, the Building and Project and/or Landlord and all payments to or for public transit or car-pooling facilities or as otherwise required by any governmental agency having jurisdiction over the Building and Project; all costs incurred by Landlord in connection with complying with applicable federal, state, county, borough or municipal laws, ordinances, rules, regulations, directives, orders and/or requirements now or hereafter in force with respect to the Building and Project and/or its Building and Project.

        (iv)  For reserves for future maintenance and repair work and reserves for replacement of existing capital improvements in the Building and Project which Tenant hereby authorizes Landlord to use as Landlord deems necessary; personal property taxes on the improvements located on the Building and Project; fees and costs incurred in managing the Building and Project and in the performance, management and supervision of the Common Area maintenance services and obligations and/or administering the accounting, bookkeeping and collection of the expenses in connection with the Building and Project, said fees and costs incurred in the previous sentence shall be included in, and are not in addition to, the 3% management fee set fort in the first paragraph of Section 8.6; and public liability and property damage insurance covering the Building and Project in amounts as required by Landlord. Landlord may cause any or all of said services to be provided by an independent contractor or contractors.

        The following items shall not be included in Operating Expenses: (i) any expenses which under generally accepted accounting industry standards would not be considered a maintenance, repair and/or operating expense for a commercial office facility, (ii) costs associated with the operation of the business of the entity which constitutes the "Landlord", including, but not limited to, the legal and accounting costs associated with the leasing, selling, syndicating, financing, mortgaging, or hypothecating of any of Landlord's interest in the Building or Project, the costs of disputes between Landlord and its employees, tenants or contractors, (iii) deleted, (iv) expenses in connection with services (other than utilities commonly used by all tenants at the Project) provided solely to the premises of other tenants which are of no benefit to Tenant, (v) depreciation and/or amortization of the Building, (vi) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, except for deductibles paid under insurance contracts, (vii) Landlord's gross receipts taxes, personal and corporate taxes, inheritance and estate taxes, franchise, gift or transfer taxes, (viii) the cost of preparing any space for any tenant or prospective tenant of the Project or costs associated with any space presently deemed to be rentable space; (ix) costs incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, attorneys' fees, or the cost of advertising and promotion; (x) attorneys' fees incurred in enforcing the terms of any lease; (xi) the cost of any item or service that Landlord provides selectively to one or more tenants of the Project, whether or not Landlord is reimbursed by such other tenants; and (xii) any amount paid to an entity or individual affiliated with or otherwise related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties.

        The inclusion of the improvements, facilities and services set forth in this Lease, shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless; (i) the Project already has the same, or (ii) Landlord already provides the services, or (iii) Landlord has agreed elsewhere in this Lease to provide the same or some of them. The Landlord may contract for Security Personnel to monitor the Common Areas of the Project. The extent and scope of the use of Security Personnel to monitor the Common Area, including the Parking Area, shall be under Landlord's sole control. The use of Security Personnel to monitor the Common Facilities shall be for the protection of the capital improvements of the Project and shall not create nor impose upon Landlord or its agents an obligation or duty to protect or defend the property or personal well being of Tenant, its employees, guests or agents.

        8.7    Payment of Operating Expenses.    Tenant shall pay to Landlord its Prorata Share of all costs and expenses of every kind and nature (collectively, "Operating Expenses") paid or incurred by Landlord in connection with the maintenance, repair, replacement, operation, protection, lighting and policing of the Common Area and the Project in the manner set forth in Section 6.2 as Additional Rent. Tenant's obligations set forth in this Section 8.7 form a material part of the consideration for this Lease, and Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any Laws now or hereafter in effect. It is understood that the foregoing charges shall be paid in estimated amounts determined periodically by Landlord. Landlord shall have the right at any time and from time to time to adjust the estimated amount based on actual amounts incurred and on projected costs for future periods. When the actual amounts of such charges have been determined, and if Tenant shall have paid an amount less than it is required to pay, Tenant shall pay the balance due within thirty (30) days after receipt of said statement, and if Tenant shall have paid an amount greater than it is required to pay, the additional amount shall be credited to Tenant's next such payments. The obligations of Tenant and Landlord to make payments required under this Section 8.7 shall survive the Expiration Date. In no event shall Tenant be relieved of its obligation to pay Tenant's Prorata Share of Operating Expenses if Landlord fails to send or is late in sending Landlord's Operating Statement or Estimated Operating Expense notice to Tenant.

        Tenant or its agents shall have the right, not more frequently than once per calendar year, after notice to Landlord and at reasonable times, to inspect and photocopy Landlord's Operating Expense records at Landlord's office. Should Tenant dispute any Operating Expenses, Tenant shall be entitled, but not later than one year following the operating year in question, to retain an independent certified public accountant or other competent real estate professional applying generally accepted accounting industry standards, who is not contracted or compensated on a contingency fee basis, to audit Landlord's Operating Expense records for the calendar year in question. Should the audit determine that Tenant was over-charged, then, within thirty (30) days of Landlord's inspection of the audit, Landlord shall credit Tenant the amount of such over-charge toward the payments of Base Rent and Additional Rent next coming due under the Lease. Should the audit determine that Tenant has been under-charged; Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the cost of the audit, unless the audit determines that Landlord's calculation of Operating Expenses was in error by more than three percent (3%), in which case Landlord shall pay for the audit. The obligations of Tenant and Landlord to make payments required under this Section 8.7 shall survive the Expiration Date.

ARTICLE 9
TAXES

        9.1    Personal Property Taxes.    Prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the

Premises. If the assessed value of Landlord's property is increased by the inclusion therein of the value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

ARTICLE 10
UTILITIES AND SERVICES

        10.1    General.    Landlord shall not be responsible for, or in default hereunder or be liable for any damages (including any consequential damages) directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing services, (ii) failure caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to any such services. Notwithstanding the preceding or anything in this Lease to the contrary, if water, electricity, gas or any other form of energy serving the Premises is interrupted due to the gross negligence of Landlord, its agents, employees, or contractors (or such contractors' subcontractors) for a period in excess of two (2) continuous business days, then Rent due under this lease shall be abated thereafter during the period of time Tenant is without such utility, until restoration of such services.

        10.2    Landlord's Obligations.    During the periods from 7:00 a.m. to 6:00 p.m., Monday through Friday and Saturday 7:00a.m..to 1:00 p.m., except New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other nationally recognized holidays, and subject to reasonable rules and regulations from time to time established by Landlord (for purposes of this Section 10, such hours and days of operation are herein called "Normal Working Hours"). In addition, the Building shall be accessible to Tenant's employees to work in the Premises outside Normal Working Hours for dispatch and customer care matters in the normal course of Tenant's business. Notwithstanding, Landlord shall furnish the following services and utilities to the Premises during the term of this Lease at levels and in types customary for first-class, office buildings in the Las Vegas, Nevada office market and as more particularly provided below, the cost of which shall be included in Operating Expenses except as specifically provided otherwise herein:

           (a)  HVAC.    Landlord shall furnish heating, ventilation and air conditioning ("HVAC") amounts required for the use and occupancy of the Premises for normal office purposes. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, use heat-generating machines or other than normal fractional horsepower office machines or other machinery or equipment which may affect the temperature otherwise maintained in any portion of the Premises by the HVAC system, and if such temperature is affected as a result of: (i) any lights, machines or equipment (including, without limitation, computers, photocopiers and electronic data processing machines) used by Tenant in the Premises in excess of normal office use; (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of Rentable Area therein; or (iii) an electrical load in excess of five (5) watts (connected load) per square foot of Usable Area of the Premises, Landlord shall have the right to install any machinery or equipment which Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord as Additional Rent. As it pertains to any special equipment of Tenant only, Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain satisfactory temperatures, and Landlord shall have no liability for loss or damage in connection therewith.

           (b)  Electricity.    Landlord shall furnish to the Premises an average of five (5) watts of electric current (connected load) per square foot of Usable Area for wall outlet power and lighting and electric current. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not connect any apparatus, device, machinery, appliances or equipment, except through existing electrical outlets in the Premises. Tenant agrees to pay directly and in addition to Operating Expense payments for the cost of electrical current (at rates no higher than that charged by the public utility providing similar service) used by Tenant, which exceeds the amount of such current typically used by similar size tenants in similar class buildings and that the allocation of electricity costs to all tenants in the Project through Operating Expenses is, therefore, materially distorted or unfair, then Tenant shall pay Landlord the actual cost of the installation of such sub-meter and shall pay directly (instead of as part of Operating Expenses) for the actual cost of such excess electric current usage plus any additional expense incurred in keeping account of the electric current so consumed. Landlord shall have the right to install such sub-meter at any time and from time to time during the Term or any renewal thereof.

           (c)  Elevators.    Landlord shall furnish passenger elevator services to the Premises at all times and shall identify a service provider for emergency calls from the elevator at all times.

           (d)  Water.    Landlord shall make available water for lavatory and drinking purposes to be drawn from the public lavatory in the core of the floor on which the Premises are located and to any plumbing fixtures installed within Tenant's Premises as Landlord's Work. Tenant shall not make any use of the Premises, which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes, unless specifically approved by Landlord in writing.

           (e)  Janitorial.    Tenant shall provide janitorial service five (5) nights per week generally consistent with that furnished in other office buildings in Las Vegas and window washing as determined by Landlord but no less than once per quarter. Tenant shall also be required to provide janitorial services for the interior Common Areas of the Building that is part of its leased area, including without limitation, hallways, storage areas, stairwells, loading docks, delivery areas, escalators and elevators, service, fire and exit corridors, passageways, common restrooms, and all of the areas or improvements which may, at the commencement of the Term hereof and at any time during the Term, be provided upon the Project/Building, for the convenience and use of the Tenant and its subtenants, agents, employees, customers, invitees and any other licensees of Landlord.

        10.3    Tenant's Obligations.    In addition to the forgoing, Tenant shall be solely responsible for, and promptly pay when due, all charges for gas, water, sewer, telephone, electricity, and all other utilities used by Tenant or consumed at the Premises during the Term. If Tenant refuses or neglects to pay any such utility charges, Landlord may, at Landlord's option, pay such charges, and Tenant shall, upon demand, pay to Landlord the amount paid by Landlord in connection therewith as Additional Rent. In the event that any utility usage of Tenant is not separately metered or billed, Tenant agrees to pay to Landlord its equitable share of the charges for each utility as reasonably determined by Landlord as part of Tenant's Prorata Share of Operating Expenses.

        All times during the Lease Term, Landlord shall have the right to select the utility company or companies that shall provide services to the Premises and, subject to all applicable Laws, Landlord shall have the right at any time and from time to time during the Lease Term to either (a) contract for services from service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the "Current Provider"), or (b) continue to contract for services from the Current Provider. Tenant shall at all times cooperate with Landlord and any service provider with which Landlord has contracted and, as reasonably necessary, shall allow Landlord or such service provider reasonable access to any pipes, electric lines, feeders, risers, wiring and any other machinery within the Premises.

ARTICLE 11
INSURANCE

        11.1    General.    Tenant shall, at its expense, maintain in effect from and after the date of Delivery of Possession of the Premises to Tenant and continuously thereafter until the Expiration Date, the policies of insurance required under this Article. All policies that Tenant is required to obtain under this Article shall be issued by responsible insurance companies authorized to do business in Nevada with a general policyholder's rating of not less than "A" and a financing rating of not less than Class "X", as rated by the most current available "Bests" Insurance Reports and shall be in a form (without any additions or deletions unless approved in writing by Landlord) and underwritten by companies reasonably acceptable to Landlord. On or before the Lease Commencement Date, Tenant shall furnish Landlord with evidence acceptable to Landlord that (i) the policies (or a binder thereof) required pursuant to this Article are in effect and (ii) Landlord shall be notified by the carrier in writing thirty (30) days prior to cancellation, material change, or non-renewal of such insurance. The policies that Tenant is required to obtain pursuant to this Article shall name Landlord and, upon Landlord's request, Landlord's mortgagee, if any, as additional Insureds on such equivalent form as may be approved by Landlord and shall be primary policies, and shall not be contributing with and shall be in excess of coverage which Landlord may have and shall be unaffected by any insurance or self-insurance Landlord may have regardless of whether any other insurance policy names Landlord as an insured or whether such insurance stands primary or secondary. If Tenant carries any of the insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Premises, provided, however, the blanket policy carried with respect to the insurance required by Tenant hereunder shall contain a "per location" endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the Premises and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under this Article by either payment of claims or the establishment of reserves for claims, (whereupon Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 11.2). The policy evidencing insurance required to be carried by Tenant pursuant to this Article shall provide coverage on an occurrence basis. The limits of the insurance coverage required by Landlord or the unavailability of certain types of coverage shall not limit or release Tenant from any of its obligations under this Lease and the existence of such insurance in no way changes Tenant's obligations to Landlord.

        11.2    Tenant's Insurance.

          A.  Tenant, at its sole cost and expense, during the entire Term hereof, shall, commencing with the date upon which possession of the Premises shall be made available to Tenant, procure, pay for and keep in full force and effect: (i) a commercial general liability insurance policy (ISO form or equivalent), including insurance against assumed or contractual liability under this Lease with respect to the Premises and the operations of Tenant and any subtenants of Tenant in, on or about the Premises in which the limits with respect to personal liability and property damage shall not be less than Three Million Dollars ($3,000,000) per occurrence on a location basis; (ii) all risk property insurance including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a full replacement cost endorsement insuring the Tenant's trade fixtures, equipment, merchandise and furnishings and any other items of personal property of Tenant and including the property of Tenant's customers located on or in the Premises; (iii) workers' compensation coverage as required by law; (Iv) with respect to alterations, additions or improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builder's risk insurance, in amounts reasonably satisfactory to Landlord; and (v) such other insurance as from time to time may be required by city, county, state or Federal laws, codes, regulations or authorities. The deductibles or self-insurance portion under any such insurance policies to be carried by Tenant shall not exceed Fifty Thousand Dollars ($50,000) or such higher commercially reasonable amount consistent with Tenant's financial condition. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, payable upon demand as Additional Rent.

          B.  Tenant shall not use, or allow the Premises to be used for any purpose which may be prohibited by the form of fire insurance policy required to be carried under this Lease. Tenant shall pay any increase in premiums for casualty and fire (including all risk coverage) insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises, the Building or the Project resulting from Tenant's occupancy whether or not Landlord has consented thereto. In such event, Tenant shall also pay any additional premium on the insurance policy that Landlord may carry for its protection against rent loss through fire or casualty. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the casualty and fire insurance rate on the Premises. Landlord shall deliver invoices for such additional premiums to Tenant at such times as Landlord may elect, and Tenant shall immediately reimburse Landlord therefore.

        11.3    Landlord's Insurance.    During the Term, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) through the term of this Lease a policy or policies of special form/all risk (including rent loss coverage) real and personal property insurance covering the Building (including the leasehold improvements in the Premises, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible not to exceed $150,000), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers' compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the term of this Lease, a commercial general liability insurance policy covering the Building with combined single limits for both damage to property and personal injury of not less than Three Million Dollars ($3,000,000) per occurrence, subject to annual aggregate limits of not less than Five Million Dollars ($5,000,000), which policy shall be considered primary as to occurrences in the Common Areas. Such insurance also shall extend to any liability of Landlord arising out of its indemnities in this Lease. All such policies procured and maintained by Landlord pursuant to this Section 11.3 shall be carried with companies licensed to do business in the State of Nevada.

        11.4    Waiver of Subrogation.    Notwithstanding anything to the contrary contained herein, to the full extent permitted by law, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, their respective property, the Premises or its contents, or to other portions of the Project, arising from any risk to the extent covered by the insurance required hereunder. Landlord and Tenant shall each make its best efforts to obtain from its insurers under all policies of fire, theft, public liability and other insurance maintained by it at any time during the term of this Lease insuring or covering the Building or any portion thereof or operations therein, a waiver by the insurer of all rights of subrogation which the insurer might have against the other. The foregoing waivers of subrogation shall be operative only so long as available without invalidating either Landlord's or Tenant's policy of insurance.

ARTICLE 12
USE OF PREMISES

        12.1    Use.    Tenant shall use the Premises solely for the purposes set forth in Section 1.13. Landlord or Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way cause the cancellation or Increase the existing rate of any fire or other insurance upon the Premises or the Project. Landlord or Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the reasonable rights of other tenants or occupants of the Project and Landlord or Tenant shall prevent odors, emissions, fumes, liquids or other substances or excessive noise from escaping or extending beyond the Premises, nor shall Landlord or Tenant use or allow the Premises or Common Areas of the Project to be used for any unlawful or extra hazardous purpose. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant shall, at its sole cost and expense, promptly comply in all material respects with all applicable federal, state, county, or municipal laws, ordinances, rules, regulations, directives, covenants, restrictions, orders and/or requirements now in force or which may hereafter be in force with respect to Tenant's specific use and occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Landlord or Tenant in any action against Landlord or Tenant, whether Landlord or Tenant be a party thereto or not, that Landlord or Tenant has violated any related law, statute, ordinance or requirement, shall be conclusive of that fact as between Landlord and Tenant.

        12.2    Environmental Compliance.    The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

        Tenant shall not cause or permit to occur:

  (a)
  Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

  (b)
  The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

        Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

        Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

        Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, and/or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

        Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 12.2 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall promptly execute all documents reasonably requested by Landlord. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 12.2.

        Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, and which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

        Tenant's obligations and liabilities under this Section 12.2 shall survive the expiration of this Lease.

        12.3    Landlord's Right of Entry.    Landlord or its agents, at reasonable times, may enter into the Premises without any liability whatsoever for the purposes of (i) inspecting the Premises; (ii) inspecting the performance by Tenant of the terms and conditions hereof; (iii) showing the Premises to prospective purchasers, partners, or mortgagees; (iv) inspecting, repairing or maintaining the Common Area and the Project, if it is reasonably necessary for the Landlord to enter the Premises to do so; and (v) making such repairs, alterations, Improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be reasonably required therefore without the same constituting an eviction of Tenant in whole or in part, and the rents reserved herein shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. Except in the case of an emergency, Landlord shall give Tenant reasonable notice of any and all intended entries or inspections pursuant to this Section.

ARTICLE 13
MAINTENANCE AND REPAIR OF PREMISES

        13.1    Tenant's Obligations.    Subject to Landlord's obligations in Section 13.3, from and after the date of delivery of the Premises to Tenant, and continuously thereafter until the Expiration Date, Tenant, at Tenant's sole expense, shall maintain the Premises in a first-class appearance, in a condition at least equal to that which existed when Tenant initially opened the Premises for business, and in good order, condition and repair, notwithstanding ordinary wear and tear and condemnation, as reasonably determined by Landlord (including replacement of parts and equipment, if necessary) the Premises and every part thereof and any and all appurtenances thereto wherever located and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work performed by or on behalf of Tenant pursuant to Exhibit "D" attached hereto. Tenant shall do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to its maintenance obligations as set forth herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer.

        Tenant shall give Landlord prompt notice of any damage to or defective condition that Tenant has actual knowledge of in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

        13.2    Landlord's Cure.    If Tenant fails to commence any of the Tenant's obligations listed in Section 13.1 within ten (10) days after receipt of Landlord's written demand to perform such obligations, or fails to adequately complete the performance of such obligations within a reasonable time after commencement, then Landlord may, but is not obligated to, perform such obligations without liability to Tenant for any loss to Tenant's property or business that might arise by reason thereof. Tenant shall reimburse Landlord on demand in an amount equal to the cost incurred by Landlord in the performance of such obligations plus an administrative fee equal to ten percent (10%) of the cost incurred by Landlord.

        13.3    Landlord's Obligations.    Except for damage caused by any willful misconduct of Tenant, Tenant's employees, suppliers, shippers, customers or invitees, (in which event Tenant shall repair the damage), Landlord, as an Operating Expense, shall keep in good condition and repair the foundations, the Building HVAC system, plumbing, exterior walls, structural condition of interior bearing walls, roof structure of the Premises, Parking Area, utility installations of the Common Facilities and all parts thereof. Landlord shall not be obligated to paint the Premises interior walls. Landlord shall not be required to maintain, repair or replace the interior doors, windows or plate glass of the Premises. Landlord shall have no obligation to begin repairs under this Section 13.3 until fifteen (15) days after receipt of written notice from the Tenant of the need for such repairs except for the operations of the Building HVAC system, electrical system or such systems as will impact Tenant's ability to conduct ongoing business operations, which shall be repaired on an emergency basis. If Landlord has not performed or undertaken to perform maintenance or repair services required under this Lease within fifteen (15) days of receipt of written notice from Tenant, Tenant may take such reasonable action as is necessary to make repairs or perform such services and deduct the cost of such performance from any sums due Landlord hereunder. In case of emergencies, the aforesaid fifteen (15) day period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. Landlord shall not be liable for damage or loss of any kind or nature by reason of Landlord's failure to furnish any such service when such failure is caused by strikes, lockout, or any other labor disturbances or disputes of any character beyond the reasonable control of Landlord.

ARTICLE 14
ALTERATIONS AND ADDITIONS

        14.1    Tenant Alterations.    Except for Permitted Alterations (as defined below),Tenant shall not commence to make any alterations, improvements or additions to the Premises (collectively "Tenant Alterations") without Landlord's prior written consent in each instance provided, however, Landlord agrees it will not unreasonably withhold, delay or condition its consent to cosmetic or non-structural alterations or additions which do not involve structure, walls, floors, Building systems, electrical installations or the obtaining of building permits. All alterations, physical additions, modifications or improvements in or to the Premises (including fixtures) shall, when made, become the property of Landlord and shall be surrendered to Landlord upon termination or expiration of this Lease; provided, however, that (i) Tenant shall retain title to and shall remove from the Premises movable equipment and furniture owned by Tenant and (ii) Tenant shall repair any damage caused by such removal except for nonstructural alterations to the interior of the Premises not exceeding Twenty-five Thousand Dollars ($25,000) annually during the term. If Tenant makes any Tenant Alterations or commences Tenant's Work without the prior written approval of Landlord, Landlord shall have the right to require that Tenant remove any or all of such Tenant Alterations or Tenant's Work and repair and any restore damage to the Premises caused by such removal at Tenant's sole expense. Tenant's Work and any

Tenant Alterations shall at all times comply fully with all applicable federal, state and municipal laws, ordinances, regulations, recorded covenants and restrictions/codes and other governmental requirements now or hereafter in force.

        Tenant shall provide Landlord with a written request for approval of Tenant's Work or any Tenant Alterations that Tenant would like to make with proposed detailed plans. Landlord shall have the right to condition Landlord's prior written consent upon Tenant's: (i) providing Landlord with plans and specifications for the Tenant Alterations or Tenant's Work for Landlord's prior written approval or the consent of any other tenant; (ii) obtaining a building permit and complying with all building and planning laws and regulations for the Tenant's Work or Tenant Alterations from appropriate governmental agencies; (iii) furnishing a copy of such building permit and evidence of such compliance to Landlord prior to the commencement of such work; (iv) complying with all the conditions of such building permit and such building and planning laws and regulations including without limitation those obligations and procedures stated in Chapter 108 of the Nevada Revised Statutes, as amended; (v) providing Landlord with a copy of the construction contract and construction schedule and list of subcontractors and suppliers for Landlord's prior written approval, which shall not be unreasonably conditioned, withheld or delayed; (vi) obtaining a builder's "all risk" insurance policy in an amount and issued by insurance company reasonably acceptable to Landlord, naming Landlord as an additional insured and otherwise satisfying the requirements of Article 11 of this Lease; and, (vii) providing Landlord with ten (10) days written notice prior to commencing any such work. Landlord's approval of the plans, specifications and working drawings for Tenant's Work or any Tenant Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Landlord shall not be liable for any damage, loss, or prejudice suffered or claimed by Tenant, its agents or any other person or entity on account of: (a) the approval or disapproval of any plans, contracts, bonds, contractors, sureties or matters; (b) the construction or performance of any work whether or not pursuant to approved plans; (c) the improvement of any portion of the Premises or alteration or modification to any portion of the Premises; or, (d) the enforcement or failure to enforce any of the covenants, conditions and restrictions contained in this Lease.

        All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) of the cost of the work. Any such alterations, additions or improvements consented to by Landlord including any roof penetration shall be made at Tenant's sole cost and expense.

        Tenant shall provide its own trash container or containers for construction debris; shall promptly remove all construction and related debris from the Premises and all Common Areas; immediately following completion of construction shall return the Premises and Common Areas to the condition they were in immediately prior to construction; shall repair and restore any portions of the Common Areas harmed as result of the construction activities to the condition they were in immediately prior to construction; shall use service entrances to the Premises, if any; will conduct no core drilling, jack hammering or excessive noise during business hours; will disrupt other tenants as little as possible; and will pay to Landlord the amount of any and all damage to the roof caused by the penetration thereof, and the amount of any and all damages to the Premises, Building and/or Project as a result of roof leaks caused by the penetration. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall indemnify, defend Landlord against, and hold Landlord harmless from any and all liability, costs, damages (including any damage to the Building, Premises, Common Areas or any part of the Project), expenses (including reasonable attorneys' fees) and any and all liens resulting therefrom.

        Under no circumstances shall Tenant enter upon the Project roof or make any roof penetrations without the prior written consent of Landlord. Any consent of Landlord shall be conditioned upon Landlord's review and approval of plans satisfactory to Landlord for the repair of the roof. At Landlord's option, any roof penetrations shall be performed by Landlord's roofing contractor, and Tenant shall reimburse Landlord for the cost thereof and any necessary repair work within thirty (30) days after Tenant's receipt of an invoice therefor.

        14.2    Construction of Tenant Alterations.    Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at, on, or for use in the Project or Premises. Tenant shall keep the Premises, the Project, and any interest therein, free and clear of all mechanics' liens and all other liens. Tenant shall give Landlord immediate written notice of any lien filed against the Premises, the Project or any interest therein related to or arising from work performed by or for the Tenant. Tenant shall give Landlord not less than ten (10) days' prior written notice of the commencement of Tenant's Work or any Tenant Alterations in the Premises, and Landlord shall have the right to post notices of non-responsibility in or upon the Premises as provided by law. If Tenant shall in good faith contest the validity of any such lien, claim or demand, then Tenant, at its sole expense, shall defend, indemnify, protect and hold the Premises, Project and Landlord harmless against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Tenant, Landlord, the Project, or the Premises. Notwithstanding the foregoing, at Landlord's request, Tenant shall immediately discharge such lien either by payment of the indebtedness due to the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefor. Landlord shall have the right to procure such discharge by filing such bond, and Tenant shall pay the cost of such bond to Landlord as additional rent upon the first day thereafter that rent shall be due hereunder. In addition, Landlord shall have the right to require that Tenant pay Landlord's attorneys' fees and disbursements, court costs and other costs in defending any such action if Landlord is named as a party to any such action, the lien encumbers any portion or interest in the Project and/or if Landlord elects to defend any such action or lien.

        14.3    Title to Tenant Alterations.    Any and all Tenant's Work and Tenant Alterations which may be made in or upon the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term without compensation to Tenant; provided, however, that (i) Tenant shall retain title to and shall remove from the Premises movable equipment and furniture owned by Tenant and (ii) Tenant shall repair any damage caused by such removal unless Landlord requires that Tenant remove the Tenant's Work or Tenant Alterations pursuant to Article 15 hereof. Said requirement to remove any of Tenant's Work or Tenant Alterations shall be made in writing by Landlord to Tenant at such time Tenant makes the request for Landlord's approval.

        14.4    General.    Landlord may require, at Landlords sole option, that Tenant provide to Landlord, at Tenants expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section shall relieve Tenant of its obligation to keep the Premises, Building and Project free of all liens, or comply with the provisions of Chapter 108 of the Nevada Revised Statutes, as amended.

        14.5    Applicable Laws.    Throughout the term of this Lease all Tenant's construction, use of the Premises and alterations, additions and/or improvements to the Premises shall be in accordance with all applicable laws, ordinances and regulations of all duly constituted authorities, including, without limitation, Title III of the Americans with Disabilities Act of 1990, all regulations issued there under and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented ("Applicable Laws"). Further, any costs, expenses, required alterations/changes/modifications and/or damages arising from continued compliance with all Applicable Laws shall be the responsibility of Landlord at Landlord's sole cost and expense. All alterations/changes/modifications to the Premises as required by Applicable Laws shall be made in a timely manner so as to avoid any liability and/or damages arising there from.

ARTICLE 15
TENANT'S PROPERTY

        15.1    Tenant's Property.    All supplies and movable trade fixtures owned by Tenant and installed in the Premises at Tenant's sole cost and which may be removed without material damage to the Project ("Tenant's Property") shall remain the property of Tenant during the Term. Tenant's Property (a) may be removed from the Premises from time to time during the Term and (b) at the expiration of the Term or earlier termination thereof shall be removed from the Premises provided: (i) Tenant shall not at such time be in default, or with notice or the passage of time or both would be in default under any term, covenant, condition or provision of this Lease; (ii) Tenant shall repair to the reasonable satisfaction of Landlord, any damage to the Premises caused by the removal of Tenant's Property; and (iii) Tenant immediately replaces any such Tenant's Property (which is removed prior to the end of the Term) with similar property of comparable or better quality to assure that the Premises are suitable for conducting business in accordance with Article 6 hereof until the Expiration Date.

        15.2    Surrender of Premises.    On the Expiration Date or on the sooner termination hereof, Tenant shall peaceably surrender the Premises in accordance with the terms of this Section and in good order, condition and repair, broom clean, excepting only reasonable wear and tear and damage by fire, condemnation and other unavoidable casualty which Landlord is required to repair hereunder. The provisions of this Section shall survive termination of this Lease. Landlord may, however, designate by written notice to Tenant at the time Tenant requested Landlord's approval for said alterations, decoration, additions or improvements, those alterations, decorations, additions or improvements which shall be removed from the Premises by Tenant at the expiration or earlier termination of this Lease and Tenant shall promptly remove the same and repair, to the reasonable satisfaction of Landlord, any damage to the Premises or Project caused by such removal. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for notice to Landlord and shall inform Landlord of the combinations on any locks and safes on the Premises. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

ARTICLE 16
DAMAGE AND DESTRUCTION

        16.1    Reconstruction of Damaged Premises.    If the Premises is damaged, through no fault of Tenant, or its employees, supplies, customers or invitees, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair would exceed twenty percent (20%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance or (ii) Landlord reasonably determines that the cost of repair would exceed fifty percent (50%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify

Tenant in writing within sixty (60) days after the damage occurs and Tenant shall elect to either (i) repair the damage at its cost and deduct the cost thereof from any future Base Rent due Landlord on a prorate basis amortized over the remaining months of the operative Term, or (ii) terminate this Lease and this Lease shall terminate as of the date of that notice and the obligations of the parties shall terminate as if the Lease Term had naturally expired. Unless either party elects to terminate this Lease in accordance with the above, this Lease shall continue in effect for the remainder of the Term. However, provided that if the damage to the Premises is so extensive that it prevents Tenant's substantial use and enjoyment of the Premises for more than thirty (30) consecutive days, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days from and after Tenant's inability to use the Premises for thirty (30) consecutive days and this Lease shall terminate as of the date of that notice and the obligations of the parties shall terminate as if the Lease term had naturally expired. Commencing on the date of any damage to the Premises which renders a portion thereof unusable, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage bears to the total floor area of the Premises. Notwithstanding the provisions of the above subsections of this Section, if the damage is due to the negligence or willful misconduct of Tenant or its employees, subtenants, invitees or representatives, the cost of any repairs not covered by Landlord's or Tenant's insurance on the Building shall be borne by the Tenant, and Tenant shall not be entitled to rental abatement or termination rights. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures installed by Tenant.

ARTICLE 17
EMINENT DOMAIN

        17.1    Total or Partial Condemnation of Leased Premises.    If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to materially alter the Premises or Tenant's reasonable use thereof, Landlord or Tenant may terminate this Lease, by written notice to the other, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

        17.2    Landlord's and Tenant's Damages.    In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

ARTICLE 18
INDEMNIFICATION AND GUARANTY

        18.1    Tenant Indemnification.    Tenant shall indemnify, protect, defend and hold Landlord and its agents, employees, partners, officers, affiliates, subsidiaries, members, managers, directors, and representatives ("Landlord's Indemnities") harmless from and against any and all losses, damages (whether actual or otherwise), liabilities, actions, causes of action (whether legal, equitable or administrative), claims, judgments, costs, and expenses, including Landlord's Indemnities' attorneys' fees and disbursements, and court costs which Landlord may suffer or incur as a direct or indirect consequence of Tenant's use or occupancy of the Premises, or the Common Areas, or from the conduct of its business, or from any activity, work or thing done by Tenant or its agents, employees, invitees or licensees in or about the Premises or the Common Areas, or from any negligent act or willful misconduct of Tenant or its agents, employees, or licensees, unless caused by the negligence or willful misconduct of Landlord, its agents or employees. In case Landlord's Indemnities are made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shalt pay all reasonable costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with the litigation.

        18.2    Landlord Indemnification.    Landlord shall defend, indemnify and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any partners, co-venturers, corporations or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims or liabilities arising either before or after the Commencement Date from the negligent acts or willful misconduct of Landlord, its agents, employees, licensees, invitees or affiliates (excluding consequential damages). In case Tenant, its agents or affiliates are made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with the litigation.

        18.3    Guaranty.    All of Tenant's obligations under this Lease are and shall be guaranteed by the Guarantor designated in Section 1.14 pursuant to a guaranty in the form of Exhibit "G" attached hereto.

ARTICLE 19
DEFAULTS AND REMEDIES

        19.1    Events of Default.    The occurrence of any of the following events shall constitute an event of default and a material breach of this Lease on the part of Tenant:

          A.    Vacation, Abandonment.    The abandonment of the Premises by Tenant. Abandonment is defined to include, but not limited to, any absence by Tenant from the Premises for thirty (30) consecutive days (or longer) or sixty (60) days (whether consecutive or not) in any calendar year accompanied by Tenant's failure to pay rent during the abandonment period (exclusive of holidays and weekends).

          B.    Failure to Make Payment.    Tenant's failure to pay any rent or other sums due hereunder on the date when such payment is due, where such failure continues for five (5) days after such payment is due.

          C.    Attachment.    If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property or if Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors.

          D.    Failure to Perform Other Covenants.    Tenant's breach or failure to perform any of Tenant's other material covenants, agreements or obligations hereunder, where such breach or failure continues for a period of thirty (30) days after Tenant's receipt of written notice thereof from Landlord.

          E.    Intentionally Deleted.

          F.    Bankruptcy Related.    If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property.

          G.    Failure to Complete Tenant's Work.    Tenant's failure to complete Tenant's Work in accordance with the terms, covenants and conditions of this Lease on or before the Lease Commencement Date, where such failure continues for a period of ninety (90) days after Tenant's receipt of written notice thereof from Landlord.

        19.2    Remedies.    Upon the occurrence of an event of default by Tenant as set forth in Section 19.1 above, Landlord shall have the following rights and remedies, in addition to any and all other rights and remedies available to Landlord at law or in equity.

          A.    Terminate Lease.    Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant. If the Lease is so terminated, then Landlord may recover from Tenant all actual damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, other collection costs, brokerage fees, and expenses of placing the Premises in good order. Landlord's putting the Premises in good order or preparing the same for rental shall not operate to release Tenant from this Lease.

          B.    Reenter Premises.    Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and any property that Tenant leaves in the Premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Further, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or for security interest in any of Tenant's property abandoned in the Premises, turn over such property to the claimant with no liability to Tenant.

          C.    Maintain Lease; Relet Premises.    Unless Landlord elects to terminate this Lease as provided in Subsection 19.2(A) above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to clean and to make alterations and repairs to the Premises at Tenant's sole expense.

          If Landlord elects to relet as provided herein, then rent received by Landlord from such reletting shall be applied at Landlord's option: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting incurred by Landlord, Including attorneys' fees, tenant improvements, court costs and brokerage commissions; third, to the payment of the cost of any cleaning, alterations and repairs to the Premises; fourth, to the payment of rent and other charges due and unpaid hereunder; and the balance, if any, shall be applied in payment of future rent as the same may become due and payable hereunder. If the portion of such rentals received from such reletting during any month which is applied to the payment of rent under the retelling lease is less than the rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, upon Landlord's demand, the costs and expenses incurred by Landlord in such reletting, including attorneys' fees, court costs, tenant improvements and brokerage commissions and in making any alterations and repairs to the Premises.

          No reentry, acts of maintenance or preservation, efforts to relet, or taking possession of the Premises by Landlord or the appointment of a receiver upon initiative of the Landlord to protect the Landlord's interest under the Lease shall be construed as an election to terminate this Lease unless an express written notice of such intention is delivered to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting of the Premises without termination of this Lease by Landlord, Landlord may at any time after such retelling elect to terminate this Lease, in which case, Landlord shall have all the rights and remedies provided by law or equity or this Lease upon termination.

          D.    Performance by Landlord.    If Tenant breaches or fails to perform any of Tenant's obligations under this Lease and the breach or failure continues for thirty (30) days (or such shorter time period as may be specified otherwise in this Lease) after Landlord gives Tenant written notice of the breach or failure, Landlord, without thereby waiving or curing such may, but shall not be obligated to, perform any such obligation for the account and at the expense of Tenant. Landlord may also so perform any such obligation without notice in case of an emergency.

        19.3    Late Charges.    Landlord and Tenant agree that the fixing of actual damages for Tenant's breach of any of the provisions of this Lease, including but not limited to the late payment by Tenant to Landlord of rent and other amounts due hereunder, would cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult or impracticable to ascertain. Such costs include but are not limited to accounting, processing, administrative, legal and clerical charges and late charge which may be imposed upon Landlord by the terms of any mortgage covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant hereunder has not been received by Landlord or Landlord's agent within five (5) business days after such amount was due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of any such delinquent installment of rent or any other delinquent sum due from Tenant. Tenant hereby agrees that said late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other rights and remedies provided for in this Lease, at law or in equity. Tenant understands and agrees to the foregoing provisions relating to late charges.

        19.4    Interest on Past Due Obligations.    Any and all amounts not paid to Landlord when due, including but not limited to rent, late charges and interest shall bear interest at the so-called "Prime Rate" published in The Wall Street Journal, as the same may change from time to time, plus one percent (1%) per annum, not to exceed the highest rate then allowed under any applicable usury laws ("Remedy Rate") from the date due until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease and shall not affect any rights and remedies provided to Landlord in this Lease or at law or in equity, all of which shall be cumulative.

        19.5    Landlord's Default.    Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably necessary to correct any such failure) after receipt of written notice by Landlord from Tenant properly specifying which obligations Landlord has failed to perform. It is expressly understood and agreed that any money judgment against Landlord resulting from any default or other claim arising under this Lease shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project, subject, nevertheless, to the rights of Landlord's mortgagee and Landlord shall not be liable for any deficiency. No other real, personal or mixed property of Landlord (the term "Landlord", for purposes of this Section only, shall mean any and all members, managers, owners of either of them, partners, both general and limited, and partners of partners, which comprise Landlord), wherever situated, shall be subject to levy on any such judgment obtained against Landlord.

ARTICLE 20
SUBORDINATION AND ATTORNMENT

        20.1    Subordination.    At Landlord's option, this Lease is and shall be subordinate to any ground lease, mortgage, deed of trust and/or any other hypothecation or security document and advances and obligations thereunder now or hereafter placed upon the Premises or the Project, and any renewals, modifications, consolidations, replacements, and extensions thereof (collectively "Mortgage"), provided Tenant's right to quiet possession under this Lease shall not be disturbed so long as Tenant is not in default, or with notice or passage of time or both would not be in default, under the terms, covenants, conditions and provisions of this Lease. Such subordination shall be effective upon notice from Landlord to Tenant without any further act of Tenant. Upon the request of Landlord, Tenant shall, from time to time, execute and deliver any documents or instruments that may be required by Landlord or the mortgagee, beneficiary, ground Landlord or lender (collectively "Landlord's Lender") under any such Mortgage, to effectuate any subordination, provided that Landlord's Lender agrees not to disturb Tenant's right to quiet possession under this Lease so long as Tenant is not in default, or with notice or passage of time or both would not be in default, under the terms, covenants, conditions and provisions of this Lease. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, to execute and deliver any such documents or instruments. If Landlord's Lender elects to have this Lease prior to the lien of its Mortgage, and gives written notice to Tenant of such election, this Lease shall be deemed prior to such Mortgage regardless of the respective dates of execution, delivery and recordation of this Lease and any such Mortgage.

        20.2    Attornment.    Tenant hereby attorns to and shall recognize the Landlord's Lender as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that Landlord may require to evidence such attornment. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver the instrument of attornment on behalf of Tenant.

        20.3    Estoppel Certificate.    Tenant shall, at any time not less than fifteen (15) days after prior written notice from Landlord, execute, acknowledge and deliver to Landlord, a statement, in writing; (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease is otherwise unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project.

        Tenant's failure to deliver any Landlord estoppel statement within the provided time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord, and (ii) there are no uncured defaults in Landlord's performance.

        20.4    Limitation of Liability.    Neither the holder of a mortgage nor the holder of a deed of trust to which this Lease is or may be subordinate, shall be responsible in connection with the Security Deposit unless such mortgagee or holder of such deed of trust shall have actually received the Security Deposit. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Further, in no event shall Landlord incur any liability to Tenant, its employees, agents, customers or invitees as a result of any failure of any security system installed at the Project or any security procedure instituted at the Project. Landlord makes no representations or warranties concerning the ability of Landlord or its employees, agents, contractors or subcontractors to maintain the Project, the Common Area or the Premises in a secure fashion. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

ARTICLE 21
FORCE MAJEURE

        If either party hereto shall be delayed in or prevented from the performance of any act required hereunder by reason of acts of God, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other causes without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Article shall delay the Lease Commencement Date or excuse Tenant from the prompt payment of any rent or other charge required of Tenant hereunder, except as may be expressly provided elsewhere in this Lease.

 ARTICLE 22
ASSIGNMENT AND SUBLETTING

        22.1    Assignment and Subletting.    Tenant may sublet or permit the Premises or any part thereof (excluding the roof area or portions thereof) to be used or occupied by others, only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and any such sublease, or permission for occupancy without such consent shall be voidable at the option of Landlord. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of Tenant's default, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant set forth herein. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant, the assignee or the subtenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or to release Tenant from any liability, whether past, present, or future, under this Lease or from any liability under this Lease because of Landlord's failure to give notice of default by Tenant (or by the assignee or subleases pursuant to the assumption agreement described below) under any of the terms, covenants, conditions, provisions or agreements or this Lease. A transfer of control of Tenant shall be deemed an assignment under this Lease and shall be subject to all of the provisions of this Article, including but not limited to the requirement of obtaining Landlords prior written consent, unless Tenant at the time of the proposed transfer is then a publicly held corporation. Notwithstanding the foregoing, no consent shall be required for an assignment or subletting by Tenant to any subsidiary of Tenant, its affiliate or related company. Furthermore, Tenant shall retain any profits, which result from an assignment or sublease.

        No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease unless otherwise agreed by the parties in writing. Moreover, Tenant shall indemnify and hold Landlord harmless for any acts or omissions by an assignee or subtenant. Each transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent and for the due performance of all of Tenant's obligations under this Lease. No transfer shall be binding upon Landlord unless any document memorializing the transfer is delivered to Landlord and, if the transfer is an assignment or sublease, both the assignee/subtenant and Tenant deliver to Landlord an executed document which contains: (i) a covenant of assumption by the assignee/subtenant, and (ii) an indemnification agreement by Tenant, both reasonably satisfactory in substance and form to Landlord and consistent with the requirements of this Article; provided that, the failure of the assignee/subtenant or Tenant to execute the instrument of assumption shall not release either from any obligation under this Lease.

        The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

        22.2    Request for Transfer.    If Tenant desires to sublease all or a portion of the Premises or assign this Lease and provided Tenant is not in default hereunder, Tenant shall give written notice to Landlord setting forth the name and address and the current certified financial statements of the proposed assignee or sublessee, the experience and background of the proposed assignee or sublessee, the terms of the proposed assignment or subletting, and such other information as Landlord or its mortgagee may reasonably request in connection therewith. Landlord agrees not to unreasonably withhold its approval of any proposed sublease or assignment to any proposed tenant whose proposed use of the Premises (or portion thereof) is consistent with and comparable to the use of other

Class "A" office buildings in the vicinity. Landlord shall have the right, exercisable by written notice to Tenant, within thirty (30) days after receipt of Tenant's notice, to consent, which consent shall not be unreasonably withheld, conditioned or delayed, and if Landlord fails to notify Tenant, it shall be deemed to have refused to have consented thereto.

ARTICLE 23
NOTICES

        All notices, information, requests or replies ("Notice") required or permitted to be given hereunder shall be given in writing and shall be sent by United States registered or certified mail postage prepaid, or by nationally recognized overnight delivery service (provided that such service is able to furnish evidence of receipt or refusal of delivery) addressed to the addresses of Tenant and Landlord specified as "Addresses for Notices and Reports" in Section 1.17, or at such other place as either Landlord or Tenant may, from time to time designate in a written notice by certified mail given to the other. Notice shall be deemed to be given upon the earlier of receipt (or refusal to receive) of same by the party to whom the Notice is sent or three (3) business days after the date of the mailing thereof.

ARTICLE 24
QUIET ENJOYMENT

        Tenant, upon keeping, observing and performing all of the covenants and agreements of this Lease on its part to be kept, observed; and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease.

ARTICLE 25
ATTORNEYS' FEES

        In the event that Landlord retains an attorney with respect to the enforcement of any provision of this Lease, Tenant shall pay to Landlord all fees and costs incurred by Landlord in connection therewith. Should either party commence an action against the other to enforce any obligation hereunder, the prevailing party shall be entitled to recover the costs thereof and attorneys' fees actually incurred by such prevailing party (including the fees and charges of legal assistants or other non-attorney personnel performing services under the supervision of an attorney), whether or not such litigation is prosecuted to judgment. Landlord and Tenant covenant and agree that Landlord and Tenant intend by this Article to compensate for attorneys' fees actually incurred by the prevailing party at such attorney's then normal hourly rates and that this Article shall constitute an instruction to the court that such rate or rates shall be deemed reasonable.

ARTICLE 26
WAIVER

        No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated. Landlord's acceptance of any payment which is less than that required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid and shall not be deemed an accord and satisfaction, notwithstanding any provisions to the contrary asserted by Tenant, written on any check or contained in any transmittal letter. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term or covenant hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. An express waiver must be in writing and signed by a person with the power to contractually bind Tenant or Landlord. An express waiver shall affect only the default specified in the waiver, and only for the time and to the extent expressly stated. Waivers by either party of any covenant, term, or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition.

ARTICLE 27
LIMITATION ON CLAIMS

        Any claim, demand, right or defense of any kind by Tenant, which is based upon, arising in connection with or in any way related to this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

ARTICLE 28
BANKRUPTCY

        28.1    Tenant's Interest Not Transferable.    Neither this Lease, nor any interest herein nor any estate hereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may be specifically provided pursuant to the Bankruptcy Code (11 U.S.C. §101, et, seq.).

        28.2    Tenant's Obligation to Avoid Creditors' Proceedings.    Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the institution of legal proceedings seeking to have Tenant or Tenant's Guarantor, if any, adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for the assets or Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or its assets, shall be conclusive evidence that Tenant caused or gave cause thereof, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment.

ARTICLE 29
INTERPRETATION AND APPLICATION

        29.1    Submission of Lease.    Submission of this instrument for examination or signature by Tenant does not constitute an offer, a reservation of, option for or option to lease, and it is not effective as a tease or otherwise until execution and delivery by both Landlord and Tenant.

        29.2    Governing Law.    This Lease shall be construed in accordance with and governed by the statutes, decisions, and other laws of the State of Nevada. Tenant hereby consents to the personal jurisdiction and venue of any State court of competent jurisdiction located in Clark County, Nevada or Federal court located in Las Vegas, Nevada and the service of process by any means authorized by any such State or Federal court.

        29.3    Complete Agreement.    This Lease contains all terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect. The terms of this Lease were fully negotiated by the parties hereto and shall not be construed for or against Landlord or Tenant, because either Landlord or Tenant may have drafted this Lease and this Lease shall be interpreted in accordance with the general meaning of the language herein contained in an effort to reach the intended result.

        29.4    Amendment.    This Lease may not be amended, altered or modified in any way except in writing signed by the parties hereto.

        29.5    No Partnership.    It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

        29.6    No Merger.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all such subleases or subtenancies.

        29.7    Severability.    If any provision of this Lease or application thereof to any person or circumstances shall to any extent be invalid, the remainder of this Lease (including the application of such provision to persons or circumstances other than those to which it is held invalid) shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        29.8    Captions.    The captions of the Articles and Sections hereof are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

        29.9    Words.    The words "Landlord" and "Tenant", as used herein, shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine. If Tenant is comprised of more than one individual or entity, the obligations imposed upon Tenant hereunder shall be joint and several to all parties signing this Lease as Tenant.

        29.10    Exhibits.    The Exhibits, if any, and any Schedules or Riders attached to this Lease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Lease or in the Exhibits, Schedules, or Riders to the Lease shall mean the Lease together with all Exhibits, Schedules and Riders.

ARTICLE 30
MISCELLANEOUS

        30.1    Time.    Time is of the essence of each provision hereof.

        30.2    Successors.    Subject to the restrictions on transfer contained in Article 22 hereof, all the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

        30.3    Recordation.    Tenant shall not record this Lease or any memorandum hereof. Landlord has the right in its absolute discretion to record this Lease or a memorandum hereof, and, upon Landlord's request, Tenant shall execute and have acknowledged the same for recordation.

        30.4    No Recourse.    The obligations of the Landlord under this Lease shall be without recourse to the assets of any partner, member, officer, shareholder, director or employee of Landlord or any partner of any partner of Landlord. The obligations of the Landlord under this Lease shall be without recourse to the assets of any partner, member, officer, shareholder, director or employee of Landlord or any member of Landlord. In the event of any actual or alleged failure, breach or default of this Lease by Landlord, Tenant's sole remedy shall be against the Project, its rents, and other assets. Tenant agrees that the foregoing provision shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

        30.5    Broker.    Except for the broker specified in Section 1.16 of this Lease, if any, Landlord and Tenant represent and warrant to each other that it has not retained the services of any other broker or real estate licensee and owes no other person or entity any finder's or broker's fee, commission or payment of any kind whatsoever. Landlord and Tenant shall defend, indemnify and hold the other harmless from and against any and all claims, demands, costs, expenses or liabilities related to or connected with any broker's or finder's fee, commission or payment of any kind asserted by any person or entity, based on an agreement allegedly made by the indemnifying party, except for the broker specified in Section 1.16 of this Lease.

        30.6    Furnishing of Financial Statements.    Upon Landlord's written request, Tenant shall promptly furnish Landlord from time to time, but not more than one (1) time per calendar year except in the event of a refinance or possible sale with financial statements (including, without limitation, operating statements including an annual profit and loss statement for the individual store unit covered by this Lease) reflecting Tenant's current financial condition and written evidence of ownership of managing and controlling interest in Tenant and in any entities which directly or indirectly control or manage Tenant.

        30.7    Trade Names and Trademarks.    Tenant shall not make any use, commercial or otherwise (except to the extent necessary to identify the Premises), of the names or marks of the Project and/or any other similar names or marks without the prior written consent of Landlord, nor shall Tenant otherwise engage in conduct inconsistent with Landlord's sole and exclusive rights to its trade names and trademarks, including but not limited to the foregoing marks.

        30.8    Sign Control.    Tenant shall comply with all signage requirements as set forth by Landlord and shall further not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

        30.9    Counterparts.    This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

        30.10    Mortgagee Protection.    Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

        30.11    Waiver of Jury Trial.    Landlord and Tenant waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that he has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of his own free will, and that he has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

        30.12    Independently Provided Services.    This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying ("Independent Services"). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord. Tenant agrees, except to the extent of the gross negligence or willful conduct of Landlord, its partners, employees, agents and/or assigns, to hold harmless Landlord, its partners, employees, agents and assigns from any claim Tenant may have arising in any way out of the provision (or lack thereof) of the Independent Services which Tenant has contracted to receive from the third parties. In no event shall Landlord be liable to Tenant for incidental, consequential, Indirect or special damages (including lost profits) which may arise in any way out of a claim concerning Independent Services.

        30.13    Act of Landlord.    No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease or, as the case may be, have caused their officers thereunto duly authorized to execute this Lease the day and year first above written.

AGREED AND ACCEPTED:

LANDLORD:		TENANT:
WINDMILL DURANGO OFFICE II, LLC		ALLEGIANT AIR, LLC
WINDMILL DURANGO, LP
(Managing Member of WINDMILL		By:	/s/ SCOTT SHELDON
DURANGO OFFICE II, LLC)
Scott Sheldon
IDC WINDMILL DURANGO, LLC			(Print Name)
(General Partner of WINDMILL
DURANGO, LP)		Its:	VP—Accounting
By:	JEFF SUSA, Managing Member

 EXHIBIT A

PREMISES/FLOOR PLAN

A-1

TO BE ATTACHED ONCE COUNTY APPROVES FINAL ARCHITECT'S DRAWINGS/PLANS

A-2

 EXHIBIT B

PROJECT/BUILDING

NOTE:	THE SITE PLAN SET FORTH HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A WARRANTY, REPRESENTATION OR AGREEMENT ON THE PART OF LANDLORD THAT THE TENANT MIX OR LAYOUT OF THE PROJECT IS OR WILL REMAIN AS INDICATED HEREON.

[SITE PLAN]

B-1

 EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT

        This Memorandum of Lease Commencement is made as of                                                 , 20      by WINDMILL DURANGO OFFICE II, LLC (Landlord) and                                                 ("Tenant"). Landlord and Tenant agree to and acknowledge the following matters:

          1.     Landlord and Tenant have entered into a lease dated as of                                        , ("Lease"), covering the Premises in the Project located at Durango Commons Office in Las Vegas, Nevada, as more particularly described in the Lease.

          2.     All terms defined in the Lease shall have the same meaning when used in this Memorandum of Lease Commencement.

          3.     The Lease Commencement Date is                                                 , 20      , and the Expiration Date of the Lease is                                                 ,        .

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease Commencement as of the day and year first above written.

LANDLORD:		TENANT:
WINDMILL DURANGO OFFICE II, LLC		ALLEGIANT AIR, LLC
WINDMILL DURANGO, LP
(Managing Member of WINDMILL		By:	/s/ SCOTT SHELDON
DURANGO OFFICE II, LLC)
Scott Sheldon
IDC WINDMILL DURANGO, LLC			(Print Name)
(General Partner of WINDMILL
DURANGO, LP)		Its:	VP—Accounting
By:	/s/ JEFF SUSA JEFF SUSA, Managing Member

C-1

 EXHIBIT D

LANDLORD'S/TENANT'S WORK

I.     LANDLORD'S WORK

        Landlord shall construct a "Turn Key" Premises for Tenant with the following improvements (as described in more detail in Schedule 1 attached hereto) in accordance with all applicable laws and regulations in effect as of the Delivery of Possession at Landlord's sole cost and expense:

  •
  Generator Equipment and Enclosure

  •
  Case Work

  •
  Floor Coverings

  •
  Lighting Fixtures

  •
  Wall Coverings (Paint)

  •
  HVAC System w/automated control system (BMS included)

  •
  Trash Enclosure

  •
  Required Elevator Security (this will need to be tied into the Access Control System and programmed as such by the tenant)

  •
  Life Safety Systems (Fire Alarm and Sprinkler Systems per Clark County Building Code)

  •
  Covered Parking Stalls

  •
  Garbage Disposals in each Break Room

II.    TENANT'S WORK

        Tenant shall construct the following improvements (the "Tenant Improvements") in accordance with the approved plans and all other applicable laws, which shall not be part of the "Turn Key", thus solely at Tenant's expense:

  •
  Outdoor Patio equipment (seating, appliance enclosure, appliances)

  •
  Window coverings, where required (black-outs in Board Room)

  •
  Video/audio equipment (Including Plasma TV / Monitors, Non-Wall Mounted Project Screens, Etc.)

  •
  Usual office equipment and furniture (Including Power Poles, Copiers, Etc. as well as connection to such Items and equipment)

  •
  External (to systems) Paging Speakers

  •
  Data Cable Installation

  •
  Voice Systems/Components Installation

  •
  R/O System and Installation

  •
  Break Room/Dispatch Appliances (Refrigerators, Microwave Ovens, Coffee Maker, Ice Maker, Freezer, Dishwasher)

  •
  Vending Machines and other such equipment

  •
  Airplane Chairs and other lobby furnishing (excluding the front desk millworking)

  •
  Computer Systems including Racking (Note 24/A1.04)

  •
  Security System, Cameras, and Monitoring

  •
  Tenant Identification Signage (exterior and interior), code required signage is all that is provided (restroom signage)—all other signage is by tenant

  •
  Raised Computer Floor Systems or Demountable Partitions (if any)

  •
  Banners in the upper lobby area for display purposes. The construction will cover the mounting brackets, Tenant to provide the banners and associated copy on the banners.

  •
  Any interior decorating items including artificial plantings at the two rear stair areas

  •
  Access Control Systems Device installation, programming and maintenance will be the responsibility of the tenant for all spaces including Allegiant Air, Anexeon, and CommPartners. Breslin Builders will be provide conduit and j-box (with pull string) installation only.

  •
  Flags for flag poles (3 total as requested)

  •
  Loose shelving for janitor's room, file rooms, marketing storage, facilities storage, publications library, etc. not shown on the plans currently

  •
  Specialty systems related to the aircraft communication requirements including aerial antennas

        Tenant shall install Tenant's trade fixtures, signs and other personal property ("Tenant's Property") in the Premises, all without interfering with any other work being done in the building or the Project. Tenant's Work, and the installation of Tenant's Property, shall be performed in compliance with all reasonable rules established by Landlord or Landlord's architect or contractors. Upon final completion of Tenant's Work, Tenant shall furnish Landlord with all certificates, permits and approvals relating to any work or installations done by Tenant that may be required by any governmental authority or insurance company. Landlord shall have no responsibility for any loss of or damage to any of Tenant's Property so installed or left on the Premises. Tenant's entry shall be subject to all of the provisions of the Lease, and at all times after such entry, Tenant shall maintain or cause to be maintained in effect insurance complying with the Lease.

        Under no circumstances shall Tenant make any alterations or modifications to the exterior of the Premises or the Project, unless such alteration or modification was approved by Landlord in the approved plans. Tenant shall not make any roof penetrations without the prior written consent of Landlord. Unless otherwise agreed in writing by Landlord, any roof penetrations shall be made by Landlord's roofing contractor, and the cost thereof shall be reimbursed by Tenant. Any roof penetrations made by Tenant or its contractors shall be inspected and patched by Landlord's roofing contractor, and Tenant shall reimburse Landlord for the cost thereof. All of Tenant's Work shall be designed by a qualified, licensed architect and shall be performed under the supervision of such architect by financially sound and bondable contractors of good reputation, in accordance with Tenant's Plans as approved in writing by Landlord prior to commencement of Tenant's Work. All contractors performing Tenant's Work shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld conditioned or delayed. Tenant shall not use any contractor not approved in writing by Landlord. Landlord hereby approves Tenant's use of BRESLIN BUILDERS to perform the Tenant improvements. Notwithstanding the foregoing, Tenant and Tenant's Contractor shall nevertheless use Landlord's HVAC subcontractor due to the energy management system at the Project. In connection with giving its consent, Landlord may require that any contractor, or major subcontractors, provide payment and completion bonds in such amount and with sureties acceptable to Landlord. All work shall be performed in a good and workmanlike manner and shall be diligently prosecuted to completion, using new materials of good quality. If Tenant elects to use a contractor other than BRESLIN BUILDERS then Tenant shall notify Landlord at least three (3) business days prior to the commencement of any portion of Tenant's Work and in either case Tenant agrees that Landlord may post, file and/or record a notice of non-responsibility or other notice required under applicable mechanics' lien laws. Upon completion of Tenant's Work, Tenant shall record in the office of the County Recorder of the County in which the Project is located a notice of completion or any other notice required or permitted by applicable mechanics' lien laws to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord any certificate of occupancy or other equivalent evidence of completion of Tenant's Work in accordance with the requirements of applicable law. Tenant's Work shall be performed in compliance with all applicable laws, codes, rules and regulations of all governmental and quasi-governmental authorities with jurisdiction. All contractors performing any portion of Tenant's Work shall maintain insurance which meets the requirements of Landlord.

        Tenant shall pay all costs and expenses (including permit fees and other governmental fees and exactions) due for, or purporting to be due for, all work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant in connection with the performance of Tenant's Work, and Tenant shall keep the Premises and the Project free of all mechanics', materialmen's and other liens arising therefrom. Tenant may contest any such lien, but only if Tenant first procures and posts, records and/or files a bond or bonds issued by a financially sound, qualified corporate surety in conformance with the requirements of Landlord. Tenant shall pay and fully discharge any contested claim or lien within five (5) business days after entry of final judgment adverse to Tenant in any action to enforce or foreclose such lien. However, notwithstanding any such contest, Landlord shall have the right at any time to pay any lien imposed hereunder if in Landlord's reasonable judgment such payment is necessary to avoid the forfeiture, involuntary sale or loss of any interest of Landlord or any other tenant or owner in the Project, or any portion thereof. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury or expense (including attorneys' fees) arising out of or in connection with claims or liens for work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant, in, upon or about the Premises or the Project. Notwithstanding the foregoing, Landlord shall provide Tenant with the Tenant Improvement Allowance described in Section 1.15 of the Lease (i.e., $225,000) on the terms and conditions set forth below. If Tenant's cost of constructing the Tenant's Work exceeds the amount of the Tenant Improvement Allowance, then Tenant shall pay for all costs in excess of such Tenant Improvement Allowance. Landlord agrees and acknowledges that Tenant may use the Tenant Improvement Allowance for any costs reasonably related to the design, permitting and construction of the Tenant's Work (including any architectural and design fees, application and plan check fees, permit and approval fees and Tenant's Contractor fees), provided no portion of the Tenant Improvement Allowance shall be used for legal or accounting fees or for the purchase of furniture, removable art or other personal property without Landlord's written consent. Within thirty (30) days of receipt of an invoice from Tenant, Landlord shall distribute to Tenant the amount specified in such invoice (provided in no event shall Landlord be obligated to disburse to Tenant any amount in excess the total Tenant Improvement Allowance). Each invoice submitted by Tenant shall be accompanied by reasonable documentation showing that the expense was paid or incurred by Tenant in connection with a valid Tenant's Work cost and that said Tenant's Work was actually performed or materials installed at the Premises. Tenant understands that Landlord is under voucher control for distribution of the Tenant Improvement Allowance and its voucher control will not release funds to Tenant unless it confirms said work and/or materials invoiced by Tenant have actually been completed and/or installed at the Premises.

        Tenant's contractors and subcontractors are required to check in with the Landlord's Property Manager for instructions and coordination prior to going on the site. All Tenant Contractors are to comply with Project rules and regulations as set forth by Landlord.

        Tenant's Contractors will not be permitted to start work until they:

  •
  Have all necessary building permits and have posted such permits on the wall in the Tenant's space.

  •
  Furnish proper evidence of required insurance coverage.

  •
  Sign for and take possession of keys to service doors of premises (if any) and acknowledge proper installation and operation of said service door.

  •
  Furnish names and phone numbers (office and home) of contractor's supervisory personnel.

  •
  Have a set of Landlord approved drawings in the space at all times.

  •
  Acknowledge receipt of a copy of these Construction Rules.

  •
  Furnish proper evidence that all fees and/or deposits required to commence work have been fully paid.

        All contractors are required to furnish the Landlord's Property Manager with certificates showing evidence of the following insurance coverage prior to commencing any work.

        The insurance shall: (i) be issued by insurance companies authorized to do business in the State of Nevada with a current financial rating of at least an A- Class XV or better as rated in the most recent edition of Best's Key Rating Guide; (ii) be issued as a primary policy; (iii) contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or material change and, (iv) shall be written with minimum coverage's and limits as required by law and the following:

  •
  "All risk" builders' risk insurance in an amount equal to 100% of the replacement cost of the Improvements on a non-reporting, completed value basis, coverage against the perils or damage resulting from water damage;

  •
  Owner's Protective Liability Insurance in an amount of not less than $1,000,000 naming Landlord as a Named Insured;

  •
  Unless otherwise waived, in writing, by Landlord, a performance bond from Tenant's general contractor in an amount equal to the contract sum or contract amount set forth in the construction contract between Tenant and its general contractor providing for the construction;

  •
  Independent Contractors coverage; and

  •
  All other insurance and is reasonably required by Landlord or as is customarily carried by contractors in the Las Vegas, Nevada area.

 Schedule 1 to Exhibit D

Description of "Turn Key" Building Work
to be performed by Landlord
at Landlord's Expense

TO BE ATTACHED ONCE COUNTY APPROVES FINAL ARCHITECT'S DRAWINGS/PLANS

 EXHIBIT E

RENEWAL OPTIONS

        If, immediately prior to the expiration of the initial term of this Lease, this Lease shall be in force and effect and provided that Tenant, not less than six (6) months prior to the expiration of such term, shall have given to Landlord written notice of Tenant's desire to renew this Lease, the giving of such notice by Tenant shall be effective to renew this Lease and extend the term hereof as to the Premises and, without the necessity for execution of any further instrument by either party, for an additional two (2) lease terms of five (5) years each (the "Renewal Term(s)") from and after the expiration of said initial term. If Tenant exercises such initial renewal option, the Tenant shall have the right to renew for another five (5) year period by giving notice six (6) months prior to the expiration of the initial Renewal Term. The giving of this second notice shall also be effective to renew the Lease and further extend the term without the necessity for execution of any further instruments by either party. The Renewal Term(s) shalt be on the same covenants, agreements, terms, provisions and conditions as are contained herein for the initial term except Tenant shall have no further right to extend the term of this Lease after the second Renewal Term. Base Rent for each year during the entirety of such Renewal Term(s) on the premises shall, however, be at the "Renewal Rate" (as hereinafter defined).

        The "Renewal Rate" for purposes of calculating Base Rent payable during such Renewal Term(s) shall be the amount equal to 95% of the then prevailing Fair Market Rent. In no event shall the total rent during any year of any Renewal Term(s) be less than the total rent paid during the prior preceding year. Landlord and Tenant will negotiate in good faith to agree on such lease rent.

        Ninety (90) days preceding the date prescribed for exercise of any option to extend this Lease, Landlord agrees to furnish to Tenant the proposed Renewal Rate for the appropriate Renewal Term. Tenants Notice period shall be shortened day for day for each day Landlord fails to provide Tenant its proposed Renewal Rate. Tenant shall approve or disapprove the Renewal Rate within 30 days after Tenant's receipt of Landlord's notice (Approval Period). If Tenant approves the Renewal Rate within the Approval Period (by notice to Landlord), the parties shall execute an agreement, in form reasonably satisfactory to both, modifying the Expiration Date, the Base Rent, the Monthly Installments of Base Rent and all other relevant matters. If Tenant fails to deliver the extension notice as required herein or fails to approve the Renewal Rate within the Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void, Tenant shall have no further option to extend the Term and the Term shall terminate as provided in this Lease; provided, however, if Tenant disapproves the Renewal Rate, Tenant can avoid termination of this option by giving Landlord notice (Appraisal Notice) within the Approval Period that Tenant elects to determine the Renewal Rate by appraisal. The appraisal shall be made as follows:

          (a)   The Appraisal Notice must contain the name of the appraiser appointed by Tenant to determine the Renewal Rate. Within 15 days after Landlord receipt of the Appraisal Notice, Landlord shall give Tenant notice of the name of the appraiser appointed by Landlord to determine the Renewal Rate. The two appraisers so appointed shall promptly appoint a third appraiser; if they fail to appoint such third appraiser within 15 days after they receive notice of their joint appointment, then either Landlord or Tenant, upon notice to the other, may request the assignment of a third appraiser by the then President of the local chapter of the American Institute of Real Estate Appraisers. All appraisers shall have at least 10 years experience and be familiar with commercial office rentals in buildings comparable to the Building in the area in which the Building is located.

          (b)   The three (3) appraisers shall jointly establish the Renewal Rate within 30 days after the appointment of the third appraiser and if they cannot agree, the average of the two (2) closest estimates will be accepted by the parties as the Market Rate, unless the average of all 3 estimates

E-1

  equals one of the three (3) estimates, in which case such average estimate shall be accepted by the parties as the Renewal Rate.

          (c)   If Landlord fails to appoint an appraiser within the period permitted above, then the appraiser appointed by Tenant shall have the power to proceed as sole appraiser to establish the Renewal Rate.

          (d)   Landlord and Tenant shall each pay the fees of the appraiser appointed by it and one-half of the fees of the third appraiser and the general expenses of the appraisal except that Tenant may elect to reject the Renewal Rate, and if Tenant does so reject, then Tenant shall pay the fees of all three appraisers and the general expenses of the appraisal.

          (e)   After determination of the Renewal Rate, the parties shall execute an agreement, in form reasonably satisfactory to both, modifying the Expiration Date, the Base Rent, the Monthly Installments of Base Rent and all other relevant matters."

        If at the time Tenant gives notice of its desire to renew this Lease for the Renewal Term(s), Landlord should allege that Tenant is not then entitled to exercise such renewal option by reason of any default in the performance of Tenant's obligations hereunder existing at such time, then Landlord must, within ten (10) days after receipt by Landlord of notice of Tenant's desire to renew and extend the term of this Lease, give Tenant written notice specifying the alleged default on the part of Tenant; and Tenant shall thereupon have thirty (30) days from the receipt of such notice from Landlord (plus such additional reasonable period of time as may be required with respect to those items, which, by their very nature, cannot be cured within such thirty [30] day period) within which to remedy such alleged default; and if Tenant shalt have cured all such defaults within the said respective time periods allowed, then the previous existence of such default shall not constitute a reason for invalidating Tenant's notice to exercise its renewal option.

        At any time after Tenant has exercised its option to extend this Lease for the Renewal Term(s), Landlord and Tenant, upon request of either, will sign and acknowledge a written memorandum evidencing such facts, setting out the date to which such Renewal Term(s) will extend, and the rental rates which will be applicable during such Renewal Term(s).

E-2

 EXHIBIT F

RULES

1.
Tenant shall not obstruct or interfere with the rights of other tenants of the Building/Project, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity, within the Premises, which will create excessive traffic or noise anywhere in the Building/Project.

2.
Canvassing, soliciting and peddling in the Building/Project are prohibited, and Tenant shall cooperate to prevent such activities.

3.
Tenant shall not bring or keep within the Building/Project any animal, motorcycle, or other type of vehicle except as required by law.

4.
All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Premises, or elsewhere in the Building/Project or outside of the Building/Project any equipment or machinery which produces music, sound or noise, which is audible beyond the Premises. Tenant shall not cause improper noises, vibrations or odors within the Building/Project.

5.
Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building/Project, except in the refuse containers provided therefore. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office Building/Project trash and garbage without being in violation of any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes. Tenant shall not introduce into the Building/Project any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building/Project. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building/Project (hereinafter referred to as "Common Areas") clean and free from rubbish. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the cleaning service or any other employee or any other person.

6.
Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building/Project. The Common Areas and roof of the Building/Project are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building/Project and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building/Project without the prior written consent of Landlord. Except as provided in a tenant's Lease, no tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building/Project.

7.
Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building/Project, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings

F-1

  so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8.
Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building/Project, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water in interfering or tampering with the faucets or otherwise. If Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefore.

9.
Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked; except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building/Project or to the Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

10.
Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injure or death to persons resulting there from.

11.
All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building/Project, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The work "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

12.
For purposes hereof, the terms "Landlord", "Tenant", "Building/Project" and "Premises" are defined as those terms in the Lease to which these Rules and Regulations are attached. The term "Building/Project" shall include the Premises, and any obligations of Tenant hereunder with regard to the Building/Project shall apply with equal force to the Premises and to other parts of the Building/Project.

13.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of the Premises in the Building/Project.

F-2

 EXHIBIT G

GUARANTY

        NONE

G-1

 EXHIBIT H

SIGNAGE CRITERIA

GENERAL

        Signs are not only effective as Tenant identification but are a source of interest, excitement and good advertising when designed with taste and in harmony with the design standards of the office complex. The sign regulations herein have been set up for the purpose of achieving the best possible effect for office identification and overall design, while allowing each tenant creativity within the limits of their leasehold. Experience has proven that all Tenants in the building benefit by the establishment of sign controls such as herein set forth.

I.    APPROVALS

  A.
  The design and construction of Tenant's exterior sign MUST receive written approval by Landlord prior to fabrication and installation.

    Landlord's approval shall be based on:

    1)
    Conformity to the sign criteria established for the building, including fabrication and method of installation.

    2)
    Harmony of the proposed sign with design standards of the building and co-tenants.

    Landlord has the specific right to refuse approval of any sign, which does not conform to the specific criteria set forth herein.

  B.
  Unless Landlord and design consultant have both received the above described plans in the quantities set forth above, Landlord will not approve Tenant's exterior sign.

    The sign drawings are to be prepared by a reputable Nevada licensed sign contractor. The sign drawings must indicate the following information:

    1)
    A scaled storefront drawing reflecting the proposed sign design and all dimensions, as it relates to the storefront elevation of Tenant's premises.

    2)
    A plot plan and elevation indicating location of Tenant's sign.

  C.
  All drawings marked "Disapproved" or "Approved as Noted" must be re-submitted as here and above set forth in Paragraph "B" with required corrections. Tenant or it's sign contractor will not be permitted to commence installation of the exterior sign, unless the following conditions have occurred:

  1)
  A stamped set of the final sign drawings reflecting Landlord's or Landlord's design consultant's approval are retained at Tenant's Premises at all times during the installation of design and for a period of thirty (30) days thereafter.

  2)
  Tenant and/or Tenant's sign contractor shall obtain all necessary permits and approvals.

II.    GENERAL SIGN CRITERIA AND RESTRICTIONS

  A.
  All Tenant signage shall be located only on the space and on the surface specially provided for same on the building exterior. No other signage is permitted on the exterior of the premises.

  B.
  Tenant is responsible to field verify that Tenant's proposed signage will fit attractively on Tenant's signband area prior to fabrication of signage.

  C.
  The face colors and type styles of all signs shall be subject to Landlord's approval.

  D.
  The Tenant shall pay for all signs, their installation (including final connection, transformers and all other labor and materials) and maintenance. Tenant's sign contractor must file, pay for and obtain any licenses, permits and variances as required for sign installation.

 ADDENDUM NUMBER I TO LEASE AGREEMENT

        This is an ADDENDUM NUMBER 1 TO LEASE AGREEMENT ("Addendum") dated                                                 , 2008 ("Lease") by and between WINDMILL DURANGO OFFICE II, LLC (hereinafter known as "Landlord") and ALLEGIANT AIR, LLC (hereinafter known as "Tenant"). If any provision(s) contained herein is (are) inconsistent with provision(s) contained in the main body or any other Exhibits of said Lease, then the provision(s) of this Addendum shall control.

Cooperation:    Tenant agrees to cooperate with the other tenants in the Building at all times in order to attempt to save on common expenses and reduce the costs of Operating Expenses.

Options to Expand:    Assuming Tenant is not in default beyond any applicable notice and cure period under the Lease, Landlord shall grant to Tenant a continuous Right of First Offer on any space that comes available in the Building during the Lease Term at the same terms and conditions of the Lease, including but not limited to Landlord's rights and options. In the event any such space becomes available, Landlord shall notify Tenant when the expansion space becomes available. Tenant shall be given two (2) weeks subsequent to Landlord's notice to commit to the additional space. The expansion space shall be at the then Fair Market Rent. Fair Market Rent shall be defined as a comparable building(s) within the West Las Vegas submarket, but in no event less than what Tenant is paying per square foot as Base Rent at that time. In the event Tenant exercises this option, such space shall become part of the Premises and shall be subject to all of the same terms and conditions of this Lease, except Base Rent. In the event Tenant elects not to take the space, Landlord may offer such space to third parties. Tenant understands and agrees that a similar right has been given to BSERV, INC. and Tenant agrees to cooperate with Landlord to allow BSERV, INC. to lease space at the Building as well in such an event.

Cabin Trainer:    Landlord agrees that it will move Tenant's "cabin trainer" from Tenant's existing facility in Las Vegas, Nevada to a storage facility of Landlord's choosing. When ready to be installed, Landlord shall then move said cabin trainer from the storage facility and reinstall the same inside Tenant's Premises. Landlord shall not be held liable, and Tenant hereby releases Landlord, from any damage or theft of the cabin trainer while in Landlord's possession; such liability to be assumed solely by Tenant.

Anti Terrorism Compliance:    Tenant represents and warrants that it is not an entity listed on the U.S. Treasury's Office of Foreign Assets Control Specially Designated Nationals list (as amended from time to time), that it is not an entity Landlord is prohibited to do business with under anti-terrorism laws, that It will not violate any anti-terrorism laws, and that it will not do any business with any entity that will violate anti-terrorism laws.

ALL OTHER TERMS:

Except as set forth above, all other terms and conditions, including rent, shall be as set forth in the Lease.

AGREED AND ACCEPTED:

LANDLORD:		TENANT:
WINDMILL DURANGO OFFICE II, LLC		ALLEGIANT AIR, LLC
WINDMILL DURANGO, LP
(Managing Member of WINDMILL		By:	/s/ SCOTT SHELDON
DURANGO OFFICE II, LLC)
Scott Sheldon
IDC WINDMILL DURANGO, LLC			(Print Name)
(General Partner of WINDMILL
DURANGO, LP)		Its:	VP—Accounting
By:	/s/ JEFF SUSA JEFF SUSA, Managing Member

QuickLinks

  Exhibit 10.18
OFFICE SPACE LEASE AGREEMENT
ARTICLE 1 BASIC LEASE PROVISIONS
ARTICLE 22 ASSIGNMENT AND SUBLETTING
ARTICLE 23 NOTICES
ARTICLE 24 QUIET ENJOYMENT
ARTICLE 25 ATTORNEYS' FEES
ARTICLE 26 WAIVER
ARTICLE 27 LIMITATION ON CLAIMS
ARTICLE 28 BANKRUPTCY
ARTICLE 29 INTERPRETATION AND APPLICATION
ARTICLE 30 MISCELLANEOUS
EXHIBIT A PREMISES/FLOOR PLAN
EXHIBIT B PROJECT/BUILDING
EXHIBIT C MEMORANDUM OF LEASE COMMENCEMENT
EXHIBIT D LANDLORD'S/TENANT'S WORK
Schedule 1 to Exhibit D Description of "Turn Key" Building Work to be performed by Landlord at Landlord's Expense
EXHIBIT E RENEWAL OPTIONS
EXHIBIT F RULES
EXHIBIT G GUARANTY
EXHIBIT H SIGNAGE CRITERIA
ADDENDUM NUMBER I TO LEASE AGREEMENT